UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________
FORM 8-K/A
(Amendment No. 1)
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2026
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(650) 285-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends and supplements the Current Report on Form 8-K filed by D-Wave Quantum Inc. (the “Company”) with the Securities and Exchange Commission on August 25, 2026 (the “Original Report”). The Original Report disclosed that Mr. Greg Golkov, the Company's Senior Vice President of Finance, would serve as the Company's acting Chief Financial Officer and principal financial and accounting officer following the retirement of the Company's former Chief Financial Officer effective September 2, 2026. This Amendment is being filed to report amendments to Mr. Golkov's compensation in connection with the foregoing. Except as set forth herein, this Amendment does not modify or update any other disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2026, the Company's Board of Directors formally appointed Mr. Greg Golkov as Acting Chief Financial Officer, assuming the responsibilities of the Company's principal financial and accounting officer, effective September 2, 2026 and continuing until the Company hires a new Chief Financial Officer and that individual commences employment (the “Interim Period”), and to continue to serve as the Company's Senior Vice President of Finance.

In connection with his appointment, the Company and Mr. Golkov entered into an offer letter, dated September 17, 2026 (the “Offer Letter”). The Offer Letter provides that beginning on September 2, 2026, and for the duration of his role as Acting Chief Financial Officer, Mr. Golkov will be paid a responsibility allowance of $5,500 per month, in addition to his current compensation package. In recognition of his increased responsibilities, Mr. Golkov will also receive a one-time grant (the "Grant") of restricted stock units ("RSUs") under the Company's 2022 Equity Incentive Plan, as amended (the "Plan") with a value of $550,000 on the grant date. The Grant will vest ratably on a quarterly basis over one year, beginning on September 2, 2026, provided that any unvested RSUs will immediately vest on the employment start date of the new Chief Financial Officer, subject to Mr. Golkov's continued service through such vesting dates and other conditions as documented in the award agreement and the Plan.

In addition, in recognition of his successful completion of the Interim Period, Mr. Golkov will be eligible for a one-time bonus of $67,000, to be paid on the Company’s next regular payroll date immediately following the start date of the new Chief Financial Officer. There will be no other changes to Mr. Golkov’s compensation or benefits as a result of his serving as Acting Chief Financial Officer.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Offer Letter, dated September 17, 2026, between D-Wave Quantum Inc. and Greg Golkov.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#    Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2026	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer